Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (Nos. 333-256996 and 333-277805 on Form S-8 and No. 333-280707 on Form S-3) of our report dated March 6, 2025, with respect to the consolidated financial statements of TaskUs, Inc.
/s/ KPMG LLP
Los Angeles, California
March 6, 2025